                                                                    EXHIBIT 10.3


                        BONUS AND STOCK OPTION AGREEMENT

         This Bonus and Stock Option Agreement ("Agreement") is made and entered into effective as of the 11th day of May, 1993 by and between WGNB Corporation, a Georgia corporation, ("Corporation") and L. Leighton Alston, a resident of the State of Georgia ("Individual").

         WHEREAS, Individual is an employee of the Corporation and is an officer and director of the Corporation and its wholly-owned subsidiary, West Georgia National Bank, a national banking association ("Bank"); and

         WHEREAS, the Board of Directors of the Corporation has adopted resolutions approving the adoption of a plan providing for the payment of a bonus in the form of cash and the grant of stock options to Individual effective as of January 1, 1992; and

         WHEREAS, the terms and conditions of this Agreement are in addition to any and all agreements relating to the employment of Individual by Corporation including, but not limited to, the employee bonus plan implemented by the Corporation and the employment relationship by and between Individual and Corporation.

         Now, therefore, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                             SECTION 1 - CASH BONUS

         In addition to the annual salary paid by Corporation to Individual pursuant to the employment relationship between such parties, and the bonus due to Individual pursuant to the employee bonus program of the Corporation, Corporation agrees to pay to Individual in consideration for services rendered as the President and Chief Executive Officer of the Corporation and the Bank and for services provided by Individual as a member of the respective Boards of Directors and any committees thereon, an annual cash bonus in an amount to be determined as follows:

         1.1 The annual cash bonus shall be a performance based calculation with the performance criteria for each applicable year to be (a) the return on assets of the Corporation, as determined before the calculation of the amount due to Individual pursuant to this Section 1 but after the calculation of bonuses due pursuant to the Corporation Plan and after the determination of federal and state income taxes (ROA) based on the Corporation's consolidated financial statements prepared in conformance with the uniform bank performance ratios promulgated by the Federal Financial

Institutions Examining Counsel applied on a consistent basis as determined by the Corporation's independent certified public accountant ("Financial Statements"), (b) the then most recent rating of the Bank as determined by the Office of the Comptroller of the Currency based upon capital adequacy, asset quality, management ability and effectiveness, earnings quantity and quality, and liquidity (the "CAMEL Rating"), and (c) the total asset growth of Corporation based upon the average net end of month total assets for the applicable year as compared to the immediately preceding calendar year end of operation based upon the Corporation's Financial Statements for such year ("Growth"). For example, "net end of month total assets" is calculated by determining the gross assets as shown on the Bank's general ledger as of the last business day of the month, minus the sum of outstanding letters of credit, minus income collected but not earned on loans, and minus the allowance for loan and lease losses. This calculation mirrors the monthly adjustments set forth in the Bank's general ledger. If the Corporation expands its business interests and owns assets other than its interest in the Bank, this calculation would expend to include such assets.


         1.2 Individual shall aggregate points on an annual basis based upon specific levels of ROA of the Corporation, CAMEL Rating of the Bank, and Growth of the Corporation. The points to be aggregated by Individual for each year for the purpose of the bonus calculation set forth above will be determined in accordance with the schedule set forth on Exhibit "A". The percentages applicable to the provisions of Exhibit "A" shall be rounded down to the nearest tenth or hundredth of a percent, as applicable. The bonus due to Individual for each applicable year shall be equal to (a) the aggregate number of points accrued for the applicable year, divided by, (b) 10 and (c) the resulting quotient will constitute a percentage which will be multiplied by Corporation's profit for the applicable year based upon the Corporation's Financial Statements, after the calculation of bonuses pursuant to the Corporation Plan and the determination of federal and state income taxes, but before dividends payable by Corporation. The resulting product shall constitute the cash bonus due to Individual for the applicable year ("Cash Bonus"). The Cash Bonus shall be paid to Individual within ten days after such calculation is determined by the Board of Directors of Corporation. Exhibit "B" attached hereto and incorporated herein by reference shall be utilized solely for the purpose of exemplifying the determination of the Cash Bonus and stock options due to Individual based upon various assumptions. The calculations set forth on Exhibit "B" are non-binding and do not represent any obligation or projection of the Corporation relating to the Cash Bonus due to Individual pursuant to this
Section 1 or the options due to Individual pursuant to Section 2 of this Agreement.


         1.3 Once per calendar quarter, Individual shall be allowed to receive an advance against the amount of the Cash Bonus due to Individual for the applicable calendar year in an amount not to exceed 50% of the anticipated Cash Bonus due to Individual for such calendar year as determined by the Board of Directors, or the Executive Committee, of the

Corporation in its sole discretion. During the month of December Individual may draw as an advance an additional amount against the Cash Bonus due for each calendar year in an amount to be determined in the sole discretion of the Board of Directors, or Executive Committee, of the Corporation. In the event the aggregate amount of advances paid to Individual against the Cash Bonus due for a calendar year exceeds the actual amount of the Cash Bonus due to Individual for such year pursuant to Section 1.2, Individual shall remit the resulting excess amount to the Corporation not later than January 31 of the immediately succeeding year. In the event the amount advanced against the Cash Bonus to Individual for a calendar year is less than the Cash Bonus due to Individual for such year, the remaining amount due to Individual shall be paid within ten days after the calculation of the amount due.

                            SECTION 2 - STOCK OPTION


         2.1 Corporation grants to Individual the option to acquire shares of the common stock of Corporation on an annual basis ("Option Shares"), in an amount equal to the quotient (rounded to the nearest whole share) which shall be determined by dividing (a) the Cash Bonus due to Individual pursuant to Section 1 for the applicable year, by (b) the Market Value Per Share of the common stock of Corporation, as of December 31 of the applicable year. For purposes of this Agreement, Market Value Per Share of the common stock of the Corporation shall be equal to the average of the per share price of the last two (2) trades between unrelated parties known to the President of the Corporation prior to the end of the applicable year.

         2.2 The date of grant of the Option Shares shall be December 31 of each applicable year. The Option Shares shall be granted commencing with the year ended December 31, 1992 and terminating with the year ending December 31, 2001. The Option Shares may not be exercised prior to five years from the date of grant of options for any applicable year and may not be exercised more than 10 years after the date of grant for any applicable year. By example, the Option Shares subject to the option granted as of December 31, 1992 may not be exercised prior to December 31, 1997 nor after December 31, 2002.

         2.3 The exercise price to be paid by Individual to Corporation upon exercise of Option Shares shall be equal to the produce of (a) the Market Value Per Share of Corporation as of December 31 of the year such Option Shares were granted, multiplied times (b) the number of Option Shares acquired through exercise.

         2.4 The option to acquire the Option Shares may not be exercised if the issuance of shares of commons stock of Corporation upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation.

         2.5 The Option Shares granted to individual pursuant to this Section 2 may not be transferred in any manner and may be exercised during the lifetime of the Individual only by Individual. An option granted hereunder may be exercised in whole, or in part, by delivery by Individual of a writing evidencing his intent to exercise the option and accompanied by Individual's check payable to the order of the Corporation in an amount equal to the product of (a) number of Option Shares subject to exercise, multiplied times (b) the appropriate exercise price per share. Individual shall also be required to deliver to the Corporation upon exercise any documents reasonably required by the Corporation to evidence compliance with federal and state securities laws relating to exercise. Promptly after the payment of the exercise price and the delivery of the above-referenced documents, the Corporation shall deliver to Individual a stock certificate evidencing ownership of the common stock of Corporation. Individual shall have no rights of a shareholder as to the Option Shares until the terms of this
Section 2.5 are satisfied.

         2.6 This option shall immediately terminate and become void on the date that Individual's employment with Corporation is terminated for any reason whatsoever, whether voluntarily or involuntarily, or whether with or without cause, or by death of Individual, provided, however, the option may be exercised within three months after the date of retirement of Individual with the consent of Corporation and, in the event of the death of Individual while employed by Corporation or within three months after having fully exercised the option granted hereunder, the executors or administrators, legatees or heirs of Individual's estate shall have the right to exercise such option to the extent that the deceased Individual was entitled to exercise the options on the date of his death, provided, however, that in no event shall the options be exercisable more than ten years after the date they were granted.

         2.7 The option may not be exercised unless the individual, at the time he exercises this option, is an employee of Corporation and has been such an employee at all times since the date of this Agreement, except as provided in
Section 2.6 of this Agreement. The number of Option Shares subject to this Agreement and the option exercise price determined by Section 2.3 of this Agreement shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock of Corporation subsequent to the date of this Agreement resulting from (i) a subdivision or consolidation of shares or any other capital adjustment, (ii) the payment of a stock dividend, or (iii) other increase or decrease in such shares without receipt of consideration by Corporation. If Corporation shall be the surviving entity in any merger or consolidation, any option shall pertain, apply and relate the securities to which a holder of the number of shares of common stock of Corporation subject to the option would have been entitled after the merger or consolidation. Upon dissolution or liquidation of Corporation, or upon a merger or consolidation in which Corporation is not the surviving corporation, all options outstanding hereunder shall terminate, provided, however, that Individual, and each other person entitled under Section 2.6 to exercise the option, shall have the right, immediately prior to such dissolution or liquidation, or such merger or consolidation, to exercise Individual's option in whole or in part, as if Individual were fully vested at such time. If this option shall be assumed or a new option substituted therefor as a result of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or


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


liquidation, then employment by such assuming or substituting corporation or by a subsidiary thereof shall be considered for purposes of this Option to be employment by Corporation.

         2.8 The option granted hereunder shall be null and void and without effect upon the bankruptcy of the Individual, or upon any attempted assignment or transfer, including without limitation, any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, trustee process or similar process, whether legal or equitable, upon such option.


                                SECTION 3 - TERM


         3.1 The provisions of this Agreement regarding the payment of the Cash Bonus pursuant to Section 1 and the grant of stock options pursuant to Section
2.1 shall be applicable commencing with the calendar year ended December 31, 1992 and shall remain in full force and effect for ten successive calendar years ending December 31, 2001. The remaining provisions of this Agreement shall terminate on December 31, 2011.


                           SECTION 4 - MISCELLANEOUS


         4.1 Neither the obligation of the Corporation to pay to Individual the Cash Bonus pursuant to Section 1 of this Agreement nor the grant of the option to acquire common stock of the Corporation pursuant to Section 2 of this Agreement confers any right upon Individual with respect to the continuation of employment with the Corporation. Nothing contained herein shall be construed as interfering with or restricting the right of the Corporation or of Individual to terminate employment at any time, with or without cause.


         4.2 Notwithstanding any provision of this Agreement to the contrary, in the event the CAMEL Rating of the Bank for any calendar year of this Agreement is 3, 4, or 5, and, in such event, for as long as the CAMEL Rating remains 3, 4, or 5, Individual shall not be entitled to receive and the Corporation shall not be required to pay a Cash Bonus for such year or years pursuant to Section 1 and the Corporation shall have no obligation to grant a stock option for such year or years pursuant to Section 2 of this Agreement.


         4.3 Any notices or other communications to any party pursuant to or relating to this Agreement and the transactions provided for herein shall be determined to be given, delivered or received when delivered personally or three days after being deposited in the United States Mail, registered or certified, and with proper postage and registration and certification fees prepaid, addressed to the parties for whom intended at the addresses indicated for each party as set forth below:


           Company:                   Individual:

           WGNB CORP.                 L. Leighton Alston
           201 Maple Street           244 Foggy Bottom Drive
           Post Office Box 280        Carrollton, GA  30117
           Carrollton, GA  30117
           Attn:  Chairman


         4.4 This Agreement shall be governed by the laws of the State of Georgia.


         4.5 This Agreement may be executed with counterpart signature pages, all of which together shall constitute one and the same Agreement.


         4.6 The terms of this Agreement, including the rights and obligations of the parties hereunder, shall not supersede or amend any additional agreement of the parties with respect to the employment of Individual by Corporation or any compensation for services performed under such agreements, including, but not limited to, the consideration paid pursuant to the employment relationship between the Bank and Individual and any employee bonus plan utilized by Corporation. This Agreement shall inure to the benefit of and be enforceable by and binding upon the successors and assigns of each party, including the personal or legal representatives, executors, administrators, heirs, and legatees of Individual.

         4.7 No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.


         4.8 Time is of the essence in this Agreement.


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


         IN WITNESS WHEREOF, the undersigned have executed this Agreement the day and year first written below.

                                         "Corporation"

Attest:                                  WGNB CORP.


By: /s/ Richard A. Duncan                By: /s/ Joe Whit Walker
   ---------------------------              -------------------------
   Richard A. Duncan, Secretary             Joe Whit Walker, Chairman
   -----------------                        ---------------


(Corporate Seal)



Witness:                                 "Individual"


/s/ W. T. Green, Jr.                     /s/ L. Leighton Alston
--------------------                     ----------------------
W.T. Green, Jr.                          L. Leighton Alston

                                   EXHIBIT "A"


Item 1

Item 1 is the product of the square of the ROA multiplied times 10.

Item 2


Camel Rating      Points
         1        5
         2        0
         3        No Cash Bonus or Stock Option
         4        No Cash Bonus or Stock Option
         5        No Cash Bonus or Stock Option

Item 3

Percentage of Growth is the number of points equal to the percentage of growth from year to year when compared to 1992 as the base year. For example:


% of
Growth   .00      2.0      3.5      4.0     5.5      6.0      7.5      8.0      9.5     10.0     11.5     12.0       13.5

Points    0       2.0      3.5      4.0     5.5      6.0      7.5      8.0      9.5     10.0     11.5     12.0       13.5

                                 LEIGHTON ALSTON
                                      WGNB
                               CEO BONUS PROPOSAL

COMPONENTS OF BONUS CALCULATION


ITEM 1:        ROA              0.8%      0.9%       1.0%       1.1%       1.2%       1.3%       1.4%       1.5%       1.6%
               POINTS             0       8.1         10       12.1       14.4       16.9       19.6       22.5       25.6



ITEM 2:  CAMEL             POINTS

                  1              5
                  2              0
                  3 NO BONUS



ITEM 3:       GROWTH    0.00%   2.0%    3.0%   4.0%   5.0%    6.0%    7.0%   8.0%   9.0%   10.0%    11.0%   12.0%   13.0%
              POINTS       0      2       3      4      5       6       7      8      9      10       11      12      13

BONUS CALCULATION:
SHORTLY AFTER DECEMBER 31 OF EACH YEAR THE POINTS AS DETERMINED BY EACH OF THE ABOVE 3 ITEMS WILL BE ADDED TOGETHER. THE NUMBER OF POINTS WILL BE DIVIDED BY 10 AND THE RESULTING NUMBER WILL BE THE PERCENTAGE THAT WILL BE USED TO DETERMINE LEIGHTON'S BONUS. FOR EXAMPLE ASSUME:


                                                                    POINTS
                                                                    ------
                    ROA           (1)     1.25%                     15.625
                    CAMEL         (2)        2                           0
                    GROWTH        (3)     3.50%                        3.5

                                                                    ======
                                                    POINTS          19.125
                                                    DIVIDED BY          10
                                                    PERCENTAGE        1.91%

CASH BONUS:
THE RESULTING PERCENTAGE WILL BE MULTIPLIED BY THE BANKS PROVIT AFTER NORMAL EMPLOYEE BONUS AND INCOME TAXES BUT BEFORE DIVIDENDS. THE RESULTING AMOUNT WILL BE PAID TO LEIGHTON AS A CASH BONUS.

STOCK OPTION:
EACH YEAR LEIGHTON WILL BE GIVEN AN OPTION ON SHARES OF STOCK THAT CAN BE BOUGHT BY HIM AFTER 5(?) YEARS. THE NUMBER OF SHARES WILL BE DETERMINED EACH YEAR BY TAKING THE SAME NUMBER AS THE CASH BONUS ABOVE AND DIVIDING THAT NUMBER BY THE MARKET VALUE FOR THE BANK STOCK AS OF DECEMBER 31 OF THE YEAR JUST ENDED.

REVIEW OF BONUS:
THE EXECUTIVE COMMITTEE PROPOSES THAT THE BONUS PROGRAM BE REVIEWED FROM TIME TO TIME TO PROPERLY ACCOUNT FOR CHANGING CIRCUMSTANCES.

         (1) ROA WILL BE DETERMINED BEFORE LEIGHTON'S BONUS BUT AFTER NORMAL EMPLOYEE BONUS AND INCOME TAXES.
         (2)      CAMEL RATING WILL BE THE CAMEL RATING THE BANK IS OPERATING
                  UNDER AS OF THE END OF THE FISCAL YEAR IN QUESTION.
         (3)      GROWTH WILL BE DETERMINED BY THE GROWTH OF TOTAL ASSETS BASED
                  ON THE AVERAGE EOM FOOTINGS FOR EACH MONTH AS COMPARED TO THE SAME DATE FROM THE YEAR EARLIER.


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


                             LEIGHTON ALSTON'S BONUS
                                     EXAMPLE


                                       1992         1993         1994         1995         1996         1997            1998
                                       ----         ----         ----         ----         ----         ----            ----
ROA                                     1.20%        1.30%        1.40%        1.40%        1.40%        1.40%           1.40%
CAMEL                                      2            2            1            2            2            2               2
GROWTH                                   0.0%         5.0%         7.0%         7.0%         8.0%         8.0%            8.0%
TOTAL ASSETS EOY                    $  130.0     $  136.5     $  146.1     $  156.3     $  168.8     $  182.3     $     196.0
         (MILLIONS)
PROFITS  (MILLIONS)                 $    1.6     $    1.8     $    2.0     $    2.2     $    2.4     $    2.6     $       2.8
BONUS CALCULATION
         ROA                            14.4         16.9         19.6         19.6         19.6         19.6            19.6
         CAMEL                             0            0            5            0            0            0               0
         GROWTH                            0            5            7            7            8            8               8
                                    --------     --------     --------      -------      -------     --------     -----------
TOTAL POINTS                            14.4         21.9         31.6         26.6         27.6         27.6            27.6
% OF PROFITS                            1.44%        21.9%        3.16%        2.66%        2.76%        2.76%           2.76%
         (TOTAL/10)
CASH BONUS                          $ 22,464     $ 38,862     $  4,615     $ 58,198     $ 65,217     $ 70,434     $    76,069
STOCK OPTION CALCULATION:
BEGINNING BOOK                      $  10.00     $  11.09     $  12.33     $  13.77     $  15.30     $  16.05     $     18.74
EARNINGS                            $   1.56     $   1.77     $   2.04     $   2.19     $   2.36     $   2.55     $      2.76
DIVIDENDS 30%                       $   0.47     $   0.53     $   0.61     $   0.66     $   0.71     $   0.77     $      0.83
ENDING BOOK                         $  11.09     $  12.33     $  13.77     $  15.30     $  16.95     $  18.74     $     20.67
MARKET VALUE 1.80                   $  19.97     $  22.20     $  24.78     $  27.53     $  30.51     $  33.73     $     37.20
   ABOVE NUMBERS ARE IN MILLIONS
ENDING SHARES                        800,000      800,900      802,302      804,394      806,094      807,817         809,504
MARKET/VALUE/SHARE                  $  24.96     $  27.72     $  30.88     $  34.23     $  37.85     $  41.75     $     45.95

STOCK OPTIONS $$                    $ 22,464     $ 38,862     $ 64,615     $ 58,198     $ 85,217     $ 70,434     $    76,069
SHARES OPTIONED                          900        1,402        2,092        1,700        1,723        1,687           1,655

CUMULATIVE SHARES                        900        2,302        4,394        6,004        7,817        9,504          11,160
TOTAL VALUE                         $ 22,464     $ 63,813     $135,709     $208,614     $295,900     $396,820     $   512,836

OPTION DATE                             1998         1999         2000         2001         2002         2003            2004
                                        ----         ----         ----         ----         ----         ----            ----

VALUE/OPTION DATE                   $ 41,364     $ 70,774     $115,839     $103,082     $114,236     $122,167     $   130,785

COST/OPTION DATE                    $ 22,464     $ 38,862     $ 64,615     $ 58,198     $ 65,217     $ 70,434     $    76,069
GAIN                                $ 18,900     $ 31,912     $ 51,224     $ 44,884     $ 49,019     $ 51,733     $    54,716

SHARES HELD                              411          632          925          740          739          714             693
CUMULATIVE SHARES HELD                              1,043        1,969        2,709        3,448        4,163           4,855
VALUE OF THOSE SHARES                            $ 52,675     $108,993     $164,237     $228,623     $301,441     $   383,594


                                       1999         2000         2001           2002           2003           2004
                                       ----         ----         ----           ----           ----           ----
ROA                                     1.40%        1.40%        1.40%          1.40%          1.40%          1.40%
CAMEL                                      2            2            2              2              2              2
GROWTH                                   8.0%         8.0%         8.0%           8.0%           8.0%           8.0%
TOTAL ASSETS EOY                    $  212.6     $  229.6     $  248.0     $    267.8     $    289.3     $    312.4
         (MILLIONS)
PROFITS  (MILLIONS)                 $    3.0     $    3.2     $    3.5     $      3.7     $      4.0     $      4.4
BONUS CALCULATION
         ROA                            19.6         19.6         19.6           19.6           19.6           19.6
         CAMEL                             0            0            0              0              0              0
         GROWTH                            8            8            8              8              8              8
                                    --------     --------     --------     ----------     ----------     ----------
TOTAL POINTS                            27.6         27.6         27.6           27.6           27.6           27.6
% OF PROFITS                            2.76%        2.76%        2.76%          2.76%          2.76%          2.76%
         (TOTAL/10)
CASH BONUS                          $ 82,155     $ 88,727     $ 95,825     $  103,491     $  111,771     $  120,712
STOCK OPTION CALCULATION:
BEGINNING BOOK                      $  20.67     $  22.75     $  25.00     $    27.43     $    30.06     $    32.89
EARNINGS                            $   2.98     $   3.21     $   3.47     $     3.75     $     4.05     $     4.37
DIVIDENDS 30%                       $   0.89     $   0.96     $   1.04     $     1.12     $     1.21     $     1.31
ENDING BOOK                         $  22.75     $  25.00     $  27.43     $    30.06     $    32.89     $    35.95
MARKET VALUE 1.80                   $  40.95     $  45.00     $  49.38     $    54.10     $    59.20     $    64.71
   ABOVE NUMBERS ARE IN MILLIONS
ENDING SHARES                        811,160      812,787      814,390        815,970        817,531        819,074
MARKET/VALUE/SHARE                  $  50.48     $  55.37     $  60.63     $    66.30     $    72.42     $    79.01

STOCK OPTIONS $$                    $ 82,155     $ 88,727     $ 95,825     $  103,491     $  111,771     $  120,712
SHARES OPTIONED                        1,627        1,603        1,581          1,561          1,543          1,528

CUMULATIVE SHARES                     12,787       14,390       15,970         17,531         19,074         20,602
TOTAL VALUE                         $645,543     $796,702     $968,256     $1,162,341     $1,381,311     $1,627,754

OPTION DATE                             2005         2006         2007           2008           2009           2010
                                        ----         ----         ----           ----           ----           ----
VALUE/OPTION DATE                   $140,137     $150,277     $161,262     $  173,158     $  186,032     $  199,960

COST/OPTION DATE                    $ 82,155     $ 88,727     $ 95,825     $  103,491     $  111,771     $  120,712
GAIN                                $ 57,982     $ 61,549     $ 65,437     $   69,666     $   74,261     $   79,248

SHARES HELD                              673          656          641            628            616            606
CUMULATIVE SHARES HELD                 5,528        6,185        6,826          7,454          8,070          8,676
VALUE OF THOSE SHARES               $476,075     $579,972     $696,481     $  826,915     $  972,715     $1,135,461


                                       3